Exhibit 10.6

 CONSULTING AGREEMENT

         This non-exclusive CONSULTING AGREEMENT (this "Agreement") is made as of this 22nd day of July, 2009, by and between GREENCHEK TECHNOLOGY a Nevada corporation (the "Company"), with its principal place of business at 101 California Street Suite 2450 San Francisco California, 94111, and DC CONSULTING LLC, a Florida company (the "Consultant"), having its principal place of business at 1045 Primera Blvd. Suite 1033, Lake Mary, FL  32746.  The term of this agreement will be for 12 months from the date of execution.

I.	STRATEGIC RESOURCING
DC Consulting will tap its network of strategic resources to assist GREENCHEK TECHNOLOGY in the identification of individuals capable of furthering its business objectives, i.e. board building (if required), strategic business relationships, sales and marketing opportunities, or whatever is desired or mandated by management.

II.	ANCILLARY CREATIVE/MARKETING/PRODUCTION SUPPORT
At GREENCHEK TECHNOLOGY’s request, DC CONSULTING will serve as GREENCHEK TECHNOLOGY’s liaison in negotiation with third party vendors, such as proxy solicitation service providers and the like, to ensure maximum possible cost and quality efficiencies.  Actual fees for these types of services will be submitted via proposal to GREENCHEK TECHNOLOGY for review (with no mark-up consideration), approval and payment prior to any ancillary services being performed.  Any ancillary services subject to any expense exceeding $0.01 must be submitted and pre-approved by GREENCHEK TECHNOLOGY’s management team prior to incurrence.

III.	FUNDING ADVISORY SERVICES
Upon request by GREENCHEK TECHNOLOGY’s management team, DC CONSULTING will make strategic introductions to funding groups, investment banking firms, and/or other sources interested in furthering the business of GREENCHEK TECHNOLOGY.  In the event that a private/public financing transaction is arranged and successfully implemented using a source first introduced to the Company by DC CONSULTING, then DC CONSULTING shall be entitled to receive an advisory fee at closing equal to 7% of the gross proceeds received by the Company.

In addition; DC CONSULTING shall be entitles to receive 500,000 shares of restricted stock to be issued and delivered with execution of this consulting agreement.  GREENCHECK TECHNOLOGY will have a six month option to purchase the 500,000 shares at the (closing price x 500,000) on the day the certificate is issued and delivered to DC Consulting LLC.

The State of jurisdiction in regards to this agreement shall be New York.

DC CONSULTING LLC	GREENCHEK TECHNOLOGY INC
Daniel Conway (D.C.)
DANIEL CONWAY	LINCOLN PARKE
By: Daniel Conway	By: Lincoln Parke